Exhibit 99.1

TenJove NewHemp Biotech Co., Ltd. to Conduct USD 20 Million Securities Offering

BEIJING, April 09, 2019 /PRNewswire/ -- TenJove NewHemp Biotech Co., Ltd. (“TenJove” or the “Company”), today announced that it intends to raise approximately USD 20 million in a sale of securities to be issued by the Company (“Offering”).

The Company will use investment proceeds from the Offering to invest in industrial hemp cultivation and a CBD processing factory in Heilongjiang Province, China.

The Company will conduct the Offering in reliance upon exemptions or exclusions from securities registration requirements, including, but not limited to, those afforded under Section 4(a)(2) of the United States Securities Act of 1933, as amended (“Securities Act”), Regulation D promulgated under the Securities Act, and the issuer safe harbor set forth in Regulation S promulgated under the Securities Act. The Offering is expected to open on April 20, 2019, and will run until July 20, 2019. The Company may, in its discretion, extend or shorten such Offering period.

About TenJove

TenJove, an indirect, wholly owned subsidiary of Shineco, Inc. (NASDAQ: TYHT), promotes the development of a complete supply chain for industrial hemp products. The Company’s activities include the cultivation, harvesting, initial processing, and fine extraction of hemp products. The Company aims to form a local integration model to achieve a new industrial-scale economy around hemp production. The Company works to ensure profitable, environmentally friendly, and socially conscious industrial hemp production in cooperation with local governments and other stakeholders. TenJove is a company formed under the laws of the British Virgin Islands.

About Shineco, Inc.

Incorporated in Delaware in August 1997 and headquartered in Beijing, China, Shineco, Inc. ("Shineco") is a holding company which, through its subsidiaries and variable interest entities, undertakes vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products in China. Utilizing modern engineering technologies and biotechnologies, Shineco produces, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. For more information about Shineco, please visit www.tenetjove.com.

This press release is neither an offer to sell nor the solicitation of an offer to buy any securities, and no offer, solicitation, or sale will be made in any jurisdiction in which, or to any persons to whom, such an offer, solicitation, or sale is unlawful. The securities described herein have not been registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans, and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property.

For more information, please contact:

Tina Xiao
Ascent Investor Relations LLC
Phone: +1-917-609-0333
Email: tina.xiao@ascent-ir.com